Exhibit 5.1

October 10, 2016

Trecora Resources
1650 Hwy 6 S, Suite 190
Sugar Land, Texas 77478

Ladies and Gentlemen:

We are acting as special counsel to Trecora Resources, a Delaware corporation (the “Company”), and each of the Company’s subsidiaries listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) on December 4, 2015 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company.  The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of an unspecified amount of (a) shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”), (b) warrants to purchase debt or equity securities of the Company (the “Warrants”), (c) subscription rights to purchase Common Stock or other securities of the Company (the “Subscription Rights”), (d) debt securities of the Company (the “Debt Securities”), (e) guarantees of the Debt Securities by the Subsidiary Guarantors (the “Guarantees”), (f) share purchase contracts of the Company (the “Share Purchase Contracts”) and (g) share purchase units (the “Share Purchase Units” and together with the Common Stock, the Warrants, the Subscription Rights, the Debt Securities, the Guarantees and the Share Purchase Contracts, the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) for an aggregate amount not to exceed $100,000,000 or such larger amount as may be permitted to be registered pursuant to Rule 462(b) of the Rules.

The Warrants will be issued under one or more warrant agreements (the “Warrant Agreements”), to be entered into between the Company and a bank or trust company as warrant agent (the “Warrant Agent”).

The Subscription Rights will be issued under one or more subscription rights agreements (the “Subscription Rights Agreements”), to be entered into between the Company and a bank or trust company as rights agent (the “Rights Agent”).

Senior Debt Securities will be issued under a senior indenture (the “Senior Indenture”) between the Company and a trustee named therein (the “Trustee”).  Subordinated Debt Securities will be issued under a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) between the Company and the Trustee.

The Share Purchase Contract will be issued under one or more share purchase contract agreements (the “Share Purchase Contract Agreements”), to be entered into between the Company and an agent (the “Share Purchase Contract Agent”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company, including the Board of Directors of the Company, and (iii) the Registration Statement and the exhibits thereto.

For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.  We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Subsidiary Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Subsidiary Guarantors.  We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and the Subsidiary Guarantors.

We have also assumed that:

(i)	The Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;
(ii)	A prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all laws;
(iii)	All Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;
(iv)
The Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and, as applicable, the appropriate Warrant Agreement, Subscription Rights Agreement, Indenture or Share Purchase Contract Agreement;

(v)
The Securities offered, as well as the terms of each of the Warrant Agreements, Subscription Rights Agreements, Indentures and Share Purchase Contract Agreements, as they will be executed and delivered, do not result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary Guarantors;

(vi)
The Company and the Subsidiary Guarantors will have obtained legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and the execute and deliver each of the Warrant Agreements, Share Purchase Contract Agreements, Subscription Rights Agreements and Indentures;

(vii)
The Securities offered as well as the terms of each of the Warrant Agreements, Subscription Rights Agreements and Indentures, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company and the Subsidiary Guarantors, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and the Subsidiary Guarantors;

(viii)	The Indentures and the Trustees will have been qualified under the Trust Indenture Act of 1939, as amended; and
(ix)
A definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities being offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.
The shares of Common Stock to be issued and sold by the Company, when duly authorized by appropriate corporate action of the Company (including the Board of Directors of the Company or a committee thereof), and issued, sold and delivered against payment therefore in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable.

2.
When, as and if (a) any particular series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants (and any required amendment or supplement to the applicable Warrant Agreement), and (c) the Warrants have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable Warrant Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Warrant Agent, such Warrants (including any Warrants duly executed and delivered upon the exchange or conversion into another series of Warrants) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3.
When, as and if (a) any Subscription Rights have been duly authorized and duly established in accordance with the applicable Subscription Rights Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Subscription Rights (and any required amendment or supplement to the applicable Subscription Rights Agreement), and (c) the Subscription Rights Agreements have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor, if applicable, in accordance with such authorization, the applicable Subscription Rights Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Rights Agent, such Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.
When, as and if (a) any Debt Securities have been duly authorized and duly established in accordance with the applicable Indenture and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the applicable Indentures), and (c) the applicable Indenture has been duly executed, attested, issued and delivered by duly authorized officers, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.
When, as and if (a) any Guarantees of Debt securities have been duly authorized and duly approved by each Subsidiary Guarantor, as applicable in accordance with applicable law, (b) the appropriate corporate or organizational action has been taken by the Subsidiary Guarantors to authorize the form, terms, execution and delivery of such Guarantees, (c) the Guarantees have been duly executed, attested, issued and delivered by duly authorized officers, and (d) the Debt Securities underlying such Guarantees have been duly executed, authenticated, issued and delivered, such Guarantees will constitute valid and binding obligations of each Subsidiary Guarantor, as applicable, enforceable against each Subsidiary Guarantor, as applicable, in accordance with their terms.

6.
When, as and if (a) any Share Purchase Contracts have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Share Purchase Contracts, and (c) the Share Purchase Contracts have been duly executed, attested, issued and delivered by duly authorize officers, such Share Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.
When, as and if (a) any Share Purchase Units have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Share Purchase Units, and (c) the Share Purchase Units have been duly executed, attested, issued and delivered by duly authorize officers, such Share Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

To the extent that the obligations of the Company under the Warrant Agreements, Subscription Rights Agreements, Indentures or Share Purchase Contract Agreements (collectively, the “Securities Agreements”) may be dependent on such matters, we assume for purposes of this opinion that the applicable Warrant Agent, Rights Agent, Share Purchase Contract Agent, Depositary or Trustee (each an “Agent” and collectively, the “Agents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Agent is duly qualified to engage in the activities contemplated by the applicable Securities Agreements; that each Securities Agreement has been duly authorized, executed and delivered by the applicable Agent and constitutes the legally valid and binding obligations of such Agent, enforceable against such Agent in accordance with its terms; that the applicable Agent is in compliance, generally and with respect to acting as an agent under the Securities Agreements with all applicable laws and regulations; and that the applicable Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreements.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.  This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) of the Rules with respect to the registration of additional Securities for sale in any Offering contemplated by the Registration Statement and shall cover additional Securities.

Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States, the internal law of the State of New York, the General Corporation Law of the State of Delaware (with respect to the Company), and the Business Organizations Code of the State of Texas (with respect the Subsidiary Guarantors incorporated in the State of Texas), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law.  The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.  This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.  The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.  We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, laws of the State of New York, the General Corporation Law of the State of Delaware or the Business Organizations Code of the State of Texas be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ GERMER PLLC

GERMER PLLC

Schedule I

Subsidiary Guarantors

State of Incorporation
Entity Name                                                                                                                     or Organization

Texas Oil & Chemical Co. II, Inc.                                                                                                                    Texas
South Hampton Resources, Inc.                                                                                                                     Texas
Gulf State Pipe Line Company, Inc.                                                                                                                Texas
Trecora Chemical, Inc.                                                                                                                                      Texas